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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 26, 2002

Elgar Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-333-55797 (Commission file number)	51-0373329 (IRS employer identification no.)
9250 Brown Deer Road, San Diego, California (Address of principal executive offices)		92121-2294 (Zip code)

Registrant's telephone number, including area code (858) 450-0085

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On June 26, 2002, Elgar Holdings, Inc. (the "Company"), its wholly owned subsidiary, Elgar Electronics Corporation ("Borrower"), and Ableco Finance LLC, as agent, entered into a Financing Agreement (the "Financing Agreement") that provides Borrower with (a) a $15,000,000 term loan that bears interest at a certain reference rate plus 5.50 percentage points, but in no event at a rate less than 10.25%, and (b) a revolving credit facility not to exceed $10,000,000 at any time outstanding that bears interest at a certain reference rate plus 3.00 percentage points, but in no event at a rate less than 7.75%. Borrowings outstanding under the Agreement mature on June 25, 2006.

        Borrower used approximately $14.8 million in proceeds from the Financing Agreement to repay in full amounts outstanding under the Company's and Borrower's former credit facility with Bankers Trust Company which was scheduled to mature on June 28, 2002. Borrower intends to use additional funds available to it under the Financing Agreement for working capital purposes and debt service obligations.

        The Financing Agreement is attached as exhibit 99.1 hereto.

Item 7. Exhibits.

  (c)
  Exhibit:

  99.1
  Financing Agreement, dated as of June 26, 2002, among Elgar Holdings, Inc., Elgar Electronics Corporation and Ableco Finance LLC, as Agent

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2002

ELGAR HOLDINGS, INC.
By:	/s/ KENNETH R. KILPATRICK Kenneth R. Kilpatrick President and Chief Executive Officer

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FORM 8-K
  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURES